Exhibit 99.1

Atlantic Union Bank Closes Sale of Approximately $2 Billion of Commercial Real Estate Loans to Blackstone

Richmond, Va. & New York, June 26, 2025 – Atlantic Union Bankshares Corporation (NYSE: AUB) (“Atlantic Union”), the holding company for Atlantic Union Bank (the “Bank”), and Blackstone (NYSE: BX) jointly announced today the closing of the sale of approximately $2 billion of the Bank’s performing commercial real estate (“CRE”) loans acquired from Sandy Spring Bank to vehicles affiliated with Blackstone Real Estate Debt Strategies (“BREDS”). The CRE loan sale was contemplated and announced as part of Atlantic Union’s merger with Sandy Spring Bancorp, Inc., which closed on April 1, 2025.

“After closing our acquisition of Sandy Spring, we have been focused on integration and execution,” said John Asbury, president and CEO of Atlantic Union. “Today’s announcement is another proof point of Atlantic Union’s ability to execute and deliver on transactions that create long-term value for our shareholders. We were pleased to work with Blackstone Real Estate on this transaction, which both sides executed seamlessly. The loan sale transaction reduces our CRE concentration and frees up capacity for potential future growth.”

Tim Johnson, Global Head of Blackstone Real Estate Debt Strategies, said: “This transaction demonstrates the breadth of our market-leading platform and deep expertise providing solutions to financial institutions for their commercial real estate portfolios. With $76 billion of AUM, including the recent closing of one of the largest real estate debt funds ever, we believe we are well-positioned to access differentiated real estate credit investment opportunities on behalf of our institutional, insurance and individual investors.”

The final CRE loan pool sold by the Bank had balances totaling approximately $2 billion which were previously identified and transferred to held for sale as of April 1, 2025. The loan pool was sold in the low 90s as a percentage of par value, and the Bank retained customer-facing servicing responsibilities.

The Bank intends to use the proceeds from the loan sale to pay down certain high-cost deposits and certain other high-cost funds, as well as to add to its securities portfolio.

For Blackstone Real Estate, this transaction follows the acquisition of $20 billion of CRE loan portfolios in the last 24 months, including the acquisition of an approximately 20% stake in the $17 billion Signature Bank CRE debt portfolio and the $1 billion performing senior mortgage loan portfolio acquisition from PBB.

Morgan Stanley & Co. LLC served as sole structuring advisor to Atlantic Union and Hunton Andrews Kurth LLP acted as its legal advisor on the transaction.

Citigroup Global Markets Inc. and CBRE National Loan & Portfolio Sale Advisors acted as financial advisors to Blackstone. Gibson, Dunn & Crutcher LLP, Ropes & Gray LLP and Benesch Friedlander Coplan & Aronoff LLP acted as legal advisors to Blackstone.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

About Blackstone Real Estate Debt Strategies

Blackstone Real Estate Debt Strategies (“BREDS”) is the largest alternative asset manager of real estate credit with $76 billion of investor capital under management. Serving institutional, insurance, and individual investors, BREDS originates loans and makes debt investments across global private and public real estate credit markets and across the capital structure and risk spectrum. BREDS also manages Blackstone Mortgage Trust (NYSE: BXMT), a publicly-traded commercial mortgage REIT, and is a fully integrated part of the Blackstone Real Estate platform, the largest owner of commercial real estate globally.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the loan sale, including Atlantic Union’s intended use of proceeds from the sale and the expected benefits of the sale to Atlantic Union. Such statements are often characterized by the use of qualified words (and their derivatives) such as “intend,” “may,” “will,” “potential,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” and “project,” as well as words of similar meaning or other statements concerning opinions or judgment of us or our management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following: the possibility that the intended use of proceeds from the loan sale may change as a result of changes in economic conditions, market interest rates, volatility in the financial services sector, Atlantic Union’s capital position, or as a result of other unexpected factors or events; Atlantic Union’s ability to deploy the net proceeds in the manner it expects; and other factors, many of which are beyond Atlantic Union’s control.

Although Atlantic Union believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that our actual results will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in Atlantic Union’s most recent annual report on Form 10-K and other documents subsequently filed by Atlantic Union with the Securities Exchange Commission.

Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and Atlantic Union undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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Contact:

Bill Cimino, 804.448.0937, Senior Vice President and Director of Investor Relations of Atlantic Union

Jeffrey Kauth, 212.583.5395, Blackstone